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                                                                    Exhibit 99J

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 333-103630) of The Kensington Funds and to the use of our report dated February 25, 2004 on the financial statements, incorporated by reference therein.


                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP


Columbus, Ohio
April 26, 2004